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                                   EXHIBIT 21

                   GEORGIA-PACIFIC CORPORATION SUBSIDIARIES

The following table lists each subsidiary of the Registrant as of March 1, 1996 indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Each subsidiary is included in the consolidated financial statements of the Registrant.


                          GEORGIA-PACIFIC CORPORATION
                                AND SUBSIDIARIES


                                        % of Voting
Name                                    Securities     Jurisdiction

Georgia-Pacific Corporation                      -     Georgia
A) Amador Central Railroad                     100     California
B) Arkansas Louisiana & Mississippi
   Railroad Company                            100     Delaware
C) Ashley, Drew & Northern Railway
   Company                                     100     Arkansas
C) Blue Rapids Railway Company                 100     Kansas
E) Brunswick Pulp & Paper Company              100     Delaware
   1)  Brunswick Chemical Company, Inc.        100     Delaware
F) Brunswick Pulp Land Company, Inc.           100     Delaware
G) Eastern Consolidated Paper Co.              100     Delaware
H) Fordyce and Princeton R. R. Co.             100     Arkansas
I) Georgia-Pacific Development Company         100     Delaware
   1)   Dunes West Joint Venture,
        A Partnership                          100 1   South Carolina
        a) Dunes West Recreation
           Association, Inc.                   100     Delaware
J) Georgia-Pacific Holdings, Inc.              100     Delaware
K) Georgia-Pacific Investment Company          100     Oregon
L) Georgia-Pacific Pulpwood Company            100     Delaware
M) Georgia-Pacific Resins, Inc.                100     Delaware
N) Georgia-Pacific West, Inc.                  100     Oregon
   1)   Aztec Trading Company, S.A.            100     Panama
   2)   G-P Flakeboard Limited                  67     Ontario
   3)   Georgia-Pacific Asia, Inc.             100     Delaware
        a) Georgia-Pacific-Asia (H. K.)
           Limited                             100     Hong Kong
   4)   Georgia-Pacific Building Materials     100     New Brunswick
        Sales, Ltd.
   5)   Georgia-Pacific Canada, Inc.           100     Ontario
   6)   Georgia-Pacific de Mexico, S. de
        R. L. de C. V.                         100 2   Mexico
   7)   Georgia-Pacific Foreign Sales
        Corporation                            100     Barbados
   8)   Georgia-Pacific Global Corporation     100     Oregon
        a)  GPSP, Inc.                         100     Delaware
   9)   Georgia-Pacific GmbH                   100     Germany
   10)  Georgia-Pacific Italia S.r.l.          100 3   Italy
   11)  Georgia-Pacific SA                     100     Switzerland
   12)  Georgia-Pacific U.K. Limited           100     England
   13)  Georgia Steamship Company, Inc.        100     Delaware
   14)  St. Croix Pulpwood, Limited            100     New Brunswick
O) Georgia Temp, Inc.                          100     Delaware
P) Gloster Southern Railroad Company           100     Delaware
Q) Great Northern Nekoosa Corporation          100     Maine
   1)   G-P Envelope Holdings, Inc.            100     Delaware
   2)   Chattahoochee Industrial Railroad      100     Georgia
   3)   Envases Industriales de Costa Rica,
        S.A.                                    33.33  Costa Rica
   4)   Fipasa-Fibras, Panama, S.A.             50     Panama
   5)   Great Southern Paper Company           100     Georgia
   6)   Industria Panamena de Papel, S.A.       50     Panama
   7)   Leaf River Corporation                 100     Delaware
        a) Leaf River Forest Products, Inc.    100     Delaware
           i) Old Augusta Railroad Company     100     Mississippi
   8)   Nekoosa Packaging Corporation          100     Delaware
        a) Nekoosa Packaging Mexican
           Paper Corporation                   100     Delaware
   9)   Nekoosa Papers Inc.                    100     Wisconsin
        a)Georgia-Pacific Britain, L.L.C.      100  4  Delaware
R) Mill Services and Manufacturing, Inc.       100     Delaware
S) Phoenix Athletic Club, Inc.                 100     Georgia
T) Saint Croix Water Power Company, The        100     New Brunswick
U) Southwest Millwork and Specialties, Inc.    100     Delaware
   1)   Maderas Howrey S. A. de C. V.          100   5 Mexico
V) Sprague's Falls Manufacturing Company
   (Limited), The                              100     Canada
W) St. Croix Water Power Company               100     Maine
X) Thacker Land Company                         57     West Virginia
Y) Tomahawk Land Company                       100     Delaware
Z) XRS, Inc.                                   100     Delaware
Notes

  1 50% of the partnership of Dunes West Joint Venture is owned by Georgia-Pacific Development Company and 50% is owned by Georgia-Pacific Investment Company.

  2 Georgia-Pacific de Mexico, S. de R. L. de C. V. is owned by Georgia-Pacific West, Inc. and Georgia-Pacific Investment Company.

  3 99% of the stock of Georgia-Pacific Italia S.r.l. is issued to Georgia-Pacific West, Inc. and the remaining 1% is issued to Georgia-Pacific Holdings, Inc. Georgia-Pacific Italia S.r.l. is in liquidation effective December 31, 1994.

  4 90% of Georgia-Pacific Britain, L.L.C. is owned by Nekoosa Papers Inc. and 10% is owned by Great Northern Nekoosa Corporation.

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  5  99.6% of Series A stock of Maderas Howrey S. A. de C. V. is issued to
     Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to Eastern Consolidated Paper Co., Georgia-Pacific Pulpwood Company, Georgia-Pacific Holdings, Inc. and Georgia-Pacific West, Inc. in equal parts. 100% of Series B stock and 100% of Series C stock of Maderas Howrey S. A.
     de C.V. are issued to Southwest Millwork and Specialties, Inc.